Exhibit 99.1

BPZ Energy Announces Proposed Offering of Senior Secured Notes

HOUSTON, TX ‒ October 1, 2014 ‒ BPZ Resources, Inc., (NYSE: BPZ) (BVL: BPZ), (“BPZ” or the “Company”), today announced that the Company intends to offer $150 million in aggregate principal amount of senior secured notes due 2019 (the “Notes”) in a private placement to eligible investors, subject to market conditions. The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s US- and non-US domiciled subsidiaries and subject to certain exceptions, will be secured by first priority liens on substantially all of the assets of the Company and its Guarantors.

BPZ plans to use the net proceeds from the Notes to repay existing indebtedness under the 6.50% Convertible Senior Notes due March 1, 2015 and for general corporate purposes, including without limitation, funding a portion of the Company’s planned capital expenditures for field development and drilling in 2014 and 2015, and infrastructure.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the Notes will be made only by means of a private offering circular. The Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered and sold only to qualified institutional buyers under Rule 144A, and to non-U.S. persons outside the United States under Regulation S and to institutional accredited investors pursuant to Regulation D. This notice is being issued in accordance with Rule 135c under the Securities Act.

ABOUT BPZ ENERGY

BPZ Energy, which trades as BPZ Resources, Inc. under ticker symbol BPZ on the New York Stock Exchange and the Bolsa de Valores in Lima, is an independent oil and gas exploration and production company with license contracts covering 1.9 million net acres in four blocks located in northwest Peru. Current operations in these blocks range from early-stage exploration to production. The Company holds a 51% working interest in offshore Block Z-1, where development drilling is currently underway at the Corvina and Albacora fields. Onshore the Company holds 100% working interests in three blocks. In southwest Ecuador, the Company owns a non-operating net profits interest in a producing property. Please visit www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as "anticipates," "intends," "will," "expects," and other similar expressions. These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include the anticipated use of the proceeds from the offering, the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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Investor and Media Contact:

A. Pierre Dubois

Director, Investor Relations & Corporate Communications

BPZ Energy

1-281-752-1240

pierre_dubois@bpzenergy.com

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